UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2005

RED ROBIN GOURMET BURGERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-49916	84-1573084
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6312 S. Fiddler’s Green Circle, Suite 200N Greenwood Village, CO	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 846-6000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure Of Directors Or Principal Officers; Election Of Directors; Appointment Of Principal Officers

(c) On June 22, 2005, Red Robin Gourmet Burgers, Inc. (the “Company”) issued a press release announcing, among other things, that Katherine L. Scherping has been appointed as the Company’s chief financial officer. The Company also announced that James P. McCloskey, the Company’s former chief financial officer, will continue to serve as a senior vice president of the Company. A copy of the press release issued June 22, 2005 by the Company is attached as Exhibit 99.1 to this Report on Form 8-K and is incorporated into this Item 5.02 by reference.

Ms. Scherping, 45, was appointed to the position of chief financial officer of the Company effective as of June 20, 2005. Prior to joining the Company, Ms. Scherping served from August 2004 through May 2005 as Controller of Policy Studies, Inc., a provider of outsourcing, technology and consulting services for health, human services and justice organizations. From April 1999 to June 2003, Ms. Scherping served in various senior financial management positions at Tanning Technology Corporation, a computer systems consulting professional firm, including director of finance, treasurer and chief financial officer. Prior to this, Ms. Scherping served in various financial management positions at AT&T Broadband & Internet Services (formally Tele-Communications, Inc.), ADT Security Services, Inc. and Alert Centre, Inc. Ms. Scherping began her career as a public accountant at Arthur Andersen & Co. Ms. Scherping received her B.S. degree in accounting from Northern Illinois University and is a certified public accountant.

Ms. Scherping does not have any family relationships with any of the directors, executive officers, or any people nominated or chosen by the Company to become a director or executive officer. Ms. Scherping is not a party to any transactions listed in Item 404(a) or Regulations S-K.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Description
99.1	Red Robin Gourmet Burgers, Inc., Press Release, dated June 22, 2005

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RED ROBIN GOURMET BURGERS, INC., a Delaware corporation

By: /s/ John W. Grant
Date: June 22, 2005	Vice President and General Counsel